EXHIBIT 99.1

HERITAGE BANKSHARES, INC.	200 East Plume Street Norfolk, Virginia 23510

FOR IMMEDIATE RELEASE

Press Release

Contact:	John O. Guthrie
Phone:	757-523-2600

Heritage Bankshares, Inc. Declares Dividend

Norfolk, Va.: February 22, 2006 – Heritage Bankshares, Inc. (“Heritage”) (Pinksheets: HBKS) announced that today its Board of Directors declared a $0.06 per share dividend on Heritage’s common stock. The dividend will be paid on March 17, 2006 to shareholders of record on March 6, 2006.

Heritage is the parent company of Heritage Bank (www.heritagebankva.com). Heritage Bank has four full-service branches in the City of Norfolk, one in the City of Virginia Beach, and one branch in the City of Chesapeake. Heritage Bank provides a full range of financial services including business, personal and mortgage loans, insurance, and annuities.

Forward Looking Statements

The press release contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Heritage’s actual results, performance, achievements, and business strategy to differ materially from the anticipated results, performance, achievements or business strategy expressed or implied by such forward-looking statements. Factors that could cause such actual results, performance, achievements and business strategy to differ materially from anticipated results, performance, achievements and business strategy include: general and local economic conditions, competition, capital requirements of the planned expansion, customer demand for Heritage’s banking products and services, and the risks and uncertainties described in Heritage’s most recent Form 10-KSB filed with the Securities and Exchange Commission. Heritage disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.